EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Popular, Inc. (the "Company"), hereby certifies that the Company's Annual Report on Form 10-K for the year ended December 31, 2019 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 2, 2020	By: /s/ Ignacio Alvarez
Name: Ignacio Alvarez
Title: Chief Executive Officer
A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.